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                                                                         (a)(14)

To:  All Employees of Macromedia

Subject:  OPTION EXCHANGE OFFER EXPIRES TODAY AT 5 P.M. PACIFIC TIME

Macromedia's Offer to Exchange Options expires at 5 P.M., PACIFIC TIME, TODAY - JUNE 4, 2001.

        - We must RECEIVE your completed and signed election form no later than 5 p.m., Pacific Time, TODAY.

        - NO EXCEPTIONS CAN BE MADE - IF WE DO NOT RECEIVE YOUR ELECTION FORM BY THE DEADLINE, YOU WILL NOT BE ABLE TO PARTICIPATE IN THIS OFFER.

        - Once the offer ends, any election you make is irrevocable -- you will not be able to change it.

        - If you have not received your election form, send an email to Darrell Hong immediately.

        - Options repriced by Allaire prior to the closing of the merger are not eligible for exchange.

The full details of the offer are available at http://macronet.macromedia.com/stocks/pages/exchange.htm. Please read ALL of the information regarding this offer carefully before deciding whether or not you want to participate.